UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

_________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):                    April 22, 2016

Coach, Inc
(Exact name of registrant as specified in its charter)

Maryland	1-16153	52-2242751
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

516 West 34th Street, New York, NY 10001
(Address of principal executive offices) (Zip Code)

(212) 594-1850
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On April 26, 2016, Coach, Inc. (the “Company”) issued a press release (the “Press Release”) in which the Company announced its financial results for its fiscal quarter ended March 26, 2016.   All information in the Press Release is being furnished to the Securities and Exchange Commission (“SEC”) and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to liability under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 2.05 Costs Associated with Exit or Disposal Activities.

On April 22, 2016, the Board of Directors (the “Board”) of the Company approved a plan (the “Operational Efficiency Plan”) to enhance organizational efficiency, update core technology platforms, and streamline its supply chain network.  The Operational Efficiency Plan was adopted as a result of a strategic review of the Company’s corporate structure which focused on creating an agile and scalable business model.  As a result of this Operational Efficiency Plan, the Company expects to incur pre-tax charges of approximately $65-80 million (the “Total Charges”), which will be reflected beginning in its fiscal 2016 fourth quarter results, and will be substantially complete by the end of fiscal year 2017.  Approximately $55-65 million of these charges will be cash.

The Company has determined that approximately $45-55 million of the Total Charges will be related to organizational efficiency charges, which will consist primarily of corporate employee severance and related costs, as well as consulting fees related to process and organizational optimization and accelerated depreciation associated with the retirement of information technology systems.

Approximately $15 million of the Total Charges will be related to the initial costs of replacing and updating the Company’s core technology platforms, allowing the Company to support a scalable business model.

The remaining $5-10 million of the Total Charges will be related to network optimization, consisting of office location and supply chain consolidations.

The Company may also incur other charges not currently contemplated due to events that may occur as a result of, or associated with, the Operational Efficiency Plan.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Andre Cohen

On April 22, 2016, the Board promoted Andre Cohen, the Company’s President, North America, to the role of President, North America and Global Marketing, effective May 1, 2016. In addition to his current responsibilities, Mr. Cohen will now have oversight of North America wholesale and global marketing, customer experience and digital operations of the Company’s Coach brand.

In connection with his promotion, the Human Resources Committee (the “Committee”) of the Board approved a base salary for Mr. Cohen of $950,000, effective May 1, 2016. The Committee also approved a guideline annual equity grant for Mr. Cohen of $1,200,000 (at target) for fiscal year 2017, to be granted in accordance with the Company’s stock incentive plan.

Todd Kahn

On April 22, 2016, the Board appointed Todd Kahn, age 52, as the Company’s President, Chief Administrative Officer and Secretary, effective May 1, 2016. In addition to his current responsibilities and oversight, Mr. Kahn will now have oversight of information technology, supply chain, global environments and procurement, and shared responsibility for global inventory management with Jane Hamilton Nielsen, the Company’s Chief Financial Officer. Since joining the Company in January 2008, Mr. Kahn has succeeded in roles of increasing responsibility, including serving as Chief Administrative Officer, General Counsel and Secretary since August 2015.  Prior year biographical information can be found in the Executive Officers section of the Company’s Definitive Proxy Statement for the 2015 Annual Meeting of Stockholders, filed with the SEC on September 25, 2015.

In connection with his appointment, the Committee approved a base salary for Mr. Kahn of $750,000, effective May 1, 2016.  The Committee has also approved a target bonus opportunity for Mr. Kahn for fiscal year 2017 equivalent to 100% of his base salary (with payment ranging from 0 – 200% of target subject to performance) and a guideline annual equity grant of $1,000,000 (at target) for fiscal year 2017, to be granted in accordance with the Company’s stock incentive plan.

Jane Hamilton Nielsen

On April 22, 2016, the Committee approved a base salary of $700,000 for Jane Hamilton Nielsen, the Company’s Chief Financial Officer, effective May 1, 2016. The Committee also approved a guideline annual equity grant for Ms. Nielsen of $1,000,000 (at target) for fiscal year 2017, to be granted in accordance with the Company’s stock incentive plan. The foregoing compensation changes reflect Ms. Nielsen now reporting directly to Victor Luis, the Company’s Chief Executive Officer, and having shared responsibility for global inventory management with Mr. Kahn.

Except as specifically set forth above, the terms and conditions of each of Messrs. Kahn and Cohen and Ms. Nielsen’s employment with the Company (including the terms of any employment letter, restrictive covenants agreement or equity agreement between the executive and the Company) remain in effect following May 1, 2016.

Gebhard Rainer

On April 26, 2016, the Company announced that Gebhard Rainer, the Company’s President and Chief Operating Officer, will be leaving the Company effective April 26, 2016.  Mr. Rainer is eligible for separation pay under the terms of his employment offer letter and the Company’s severance plan, subject to him signing a separation agreement. The terms of Mr. Rainer’s separation arrangement with the Company will be reported in a future Current Report on Form 8-K when finalized.

Forward-Looking Statements

Certain statements in this Form 8-K are “forward-looking statements,” which can be identified by the use of forward-looking terminology such as “believe,” “may,” “will,” “should,” “to achieve,” “expect,” “generate,” “intend,” “estimate,” “are positioned to,” “continue,” “project,” “guidance,” “target,” “forecast,” “anticipated,” “plan,” “potential,” the negative of these terms or comparable terms, and similar or other references to future periods.  Statements herein regarding the Company’s business strategies; its operational efficiency activities; its plans, objectives, goals, beliefs, future events, business conditions, results of operations and financial position; and its business outlook and business trends are forward-looking statements.

Forward-looking statements are neither historical facts nor assurances of future performance.  Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of its business, future plans and strategies, projections, anticipated events and trends, and other future conditions.  Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control.  The Company’s actual results and financial condition may differ materially from those indicated in the forward-looking statements.  Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:

●	the Company’s ability to successfully execute and achieve the anticipated cost savings, efficiencies, and other benefits related to its transformation initiatives and operational efficiency strategies;
●	the Company’s ability to successfully execute its growth strategies, including its efforts to expand internationally into a global lifestyle brand;
●	the Company’s exposure to international risks, including currency fluctuations and changes in economic or political conditions in the markets where we sell and source our product;
●	the Company’s ability to control costs;
●	the Company’s ability to achieve the intended benefits, cost savings and synergies from acquisitions;
●	the effect of existing and new competition in the marketplace;
●	the Company’s ability to retain the value of the Coach brand and the Stuart Weitzman brand and to respond to changing fashion trends in a timely manner;
●	the effect of seasonal and quarterly fluctuations in the Company’s sales or its operating results;
●	the Company’s ability to protect against infringement of its trademarks and other proprietary rights; and
●	such other risk factors as set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended June 27, 2015 and its other SEC filings.

The Company assumes no obligation to revise or update any such forward-looking statements for any reason, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.  The following exhibit is being furnished herewith:

99.1                Text of Press Release, dated April 26, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 26, 2016
COACH, INC.

	By:	/s/ Todd Kahn
Todd Kahn
Chief Administrative Officer,
General Counsel & Secretary

EXHIBIT INDEX

99.1                     Text of Press Release, dated April 26, 2016